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                                                                    EXHIBIT 3(i)

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          STONE & WEBSTER, INCORPORATED

                              AS AMENDED EFFECTIVE

                                  MAY 10, 1990
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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          STONE & WEBSTER, INCORPORATED

      First: The name of the Corporation is STONE & WEBSTER, INCORPORATED (hereinafter referred to as the Corporation).

      Second: The registered office of the Corporation is to be located at No. 100 West Tenth Street, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

      Third: The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      Fourth: The total number of shares which the Corporation shall have authority to issue is Forty-Two Million (42,000,000) shares, of which Two Million (2,000,000) shares without par value are to be Preferred Stock (hereinafter called the "Preferred Stock") and Forty Million (40,000,000) shares of the par value of $1 per share are to be Common Stock (hereinafter called the "Common Stock").

      Shares of stock of the Corporation, whether with or without par value, of any class or classes hereby or hereafter authorized, may be issued by the Corporation from time to time for such consideration permitted by law as may be fixed from time to time by the Board of Directors. Said Board shall have authority as provided by statute to determine that only a part of the consideration which shall be received by the Corporation for any of the shares of its stock which it shall issue from time to time shall be capital.

      A statement of the designations of the different classes of stock of the Corporation and of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the different classes of stock of the Corporation, the fixing of which by the Certificate of Incorporation is desired, and of the authority conferred upon the Board of Directors to fix by resolution or resolutions any thereof in connection with the creation of one or more series of the Preferred Stock and the limitation of variations between or among such series, is as follows:

                           Division A. Preferred Stock

      1. Series. (a) The Preferred Stock may be issued from time to time in one or more series as herein provided. Each such series shall be designated so as to distinguish the shares thereof from the shares of all other series and shall have such voting powers, full, special or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the Certificate of Incorporation or any amendment thereto or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation. The shares of Preferred Stock of all series shall be of equal rank and all shares of any particular series of the Preferred Stock shall be identical, except that, if the dividends thereon are cumulative, the date or dates from which they shall be cumulative may differ. The terms of any series of Preferred Stock may vary from the terms of any other series of Preferred Stock to the full extent now or hereafter permitted by the laws of the State of Delaware, and the terms of each series shall be fixed, prior to the issuance thereof, in the manner provided in subparagraph (b) of this paragraph. Without limiting the generality of the foregoing, shares of Preferred Stock of different series may, subject to any applicable provision of law, vary in respect of the following terms:

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            (i) the distinctive designation of such series and the number of shares of such series;

            (ii) the rate or rates at which shares of such series shall be entitled to receive dividends, the conditions upon the payment of such dividends, the times of payment of such dividends, the relationship and preference, if any, of such dividends to dividends payable on shares of any other class or classes of stock, and whether such dividends shall be cumulative or non-cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative;

            (iii) if shares of such series are subject to redemption, the time or times and the price or prices at which, and the terms and conditions on which, such shares shall be redeemable;

            (iv) the preference of the shares of such series over shares of junior stock (as hereinafter defined) as to both dividends and assets in the event of any voluntary or involuntary liquidation or dissolution or winding up or distribution of assets of the Corporation;

            (v) the obligation, if any, of the Corporation to purchase, redeem or retire shares of such series and/or to maintain a fund for such purpose, and the amount or amounts to be payable from time to time for such purpose or into such fund, the number of shares to be purchased, redeemed or retired and the other terms and conditions of any such obligation;

            (vi) the voting rights, if any, full, special or limited, to be given the shares of such series, including without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series of the Preferred Stock, authorizing or issuing additional shares of Preferred Stock or creating any class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets);

            (vii) the right, if any, to exchange or convert the shares of such series into shares of any other class or classes, or of any other series of the same or any other class or classes of stock of the Corporation, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments, if any, at which such conversion or exchange may be made; and

            (viii) any other preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

The term "junior stock" as used in this Article Fourth with respect to the Preferred Stock means the Common Stock, as well as any other class of stock of the Corporation at any time ranking junior to the Preferred Stock as to dividends or assets.

            (b) Authority is hereby expressly granted to and vested in the Board of Directors at any time or from time to time to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, so far as not inconsistent with the provisions of this Article Fourth applicable to all series of Preferred Stock, to fix, by resolution or resolutions providing for the issue of shares thereof the authorized number of shares of such series, which number may be increased (unless otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors, the voting powers of such series and the designations, rights, preferences, and relative, participating, optional or


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            other special rights, and the qualifications, limitations or restrictions thereof, of such series.

      2. Dividends. The holders of Preferred Stock of each series shall be entitled to receive, but only when and as declared by the Board of Directors, out of the assets of the Corporation legally available for dividends, cash dividends at the rate for such series, on such conditions and at such times as shall be fixed as herein provided, before any sum or sums shall be set aside for or applied to the purchase or redemption of Preferred Stock of any series or the purchase, redemption or other acquisition for value of any junior stock and before any dividend (other than a dividend in shares of Common Stock) shall be paid or declared, or any other distribution shall be ordered or made, upon any junior stock. All dividends declared upon the Preferred Stock of the respective series outstanding shall be declared pro rata so that the amounts of dividends declared per share on the Preferred Stock of different series shall in all cases bear to each other the same ratio that the respective dividend rights per share of such respective series bear to each other.

      3. Preference on Liquidation. (a) In the event of any voluntary or involuntary liquidation or dissolution or winding up of the Corporation, the Preferred Stock of all series shall be preferred over all junior stocks as to both dividends and assets and the holders of Preferred Stock of each series shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, such amount as shall be fixed as herein provided, before any distribution of such assets shall be made to the holders of junior stocks; and in the event of any such distribution of assets, the holders of the junior stocks shall be entitled, to the exclusion of the holders of Preferred Stock of all series, to share in all assets of the Corporation then remaining as hereinafter in this Article Fourth provided. If upon any voluntary or involuntary liquidation or dissolution or winding up of the Corporation, the amounts payable as aforesaid on or in respect of the Preferred Stock of all series are not paid in full, the holders of shares of Preferred Stock of all series shall be entitled, to the exclusion of holders of the junior stocks, to share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them, respectively, upon such distribution if all amounts payable on or in respect of the Preferred Stock of all series were paid in full.

            (b) A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this paragraph 3.

      4. Redemption and Purchase. The Preferred Stock of all series, or of any series thereof, or any part of any series thereof, at any time outstanding, may be redeemed by the Corporation, at its election expressed by resolution of the Board of Directors, subject to any limitation contained in the resolution or resolutions providing for the issue of Preferred Stock of such series adopted by the Board of Directors as herein provided, at any time or from time to time, upon not less than thirty (30) days' previous notice in writing to the holders of record of the Preferred Stock to be redeemed, given by mail in such manner as may be prescribed by resolution or resolutions of the Board of Directors, at the then applicable redemption price fixed as herein provided; provided, however, that Preferred Stock of any series may be redeemed only after dividends upon the Preferred Stock of all series then outstanding, at the rate for each such series and on such conditions as shall have been fixed as herein provided, shall have been paid, or declared and set aside for payment. If less than all of the Preferred Stock of any series at the time outstanding is to be redeemed, the redemption may be made either by lot or pro rata in such manner as may be prescribed by resolution of the Board of


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            Directors. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in providing moneys for the payment of the redemption price pursuant to such notice), or, if the Corporation shall so elect, from and after a date (hereinafter called the "date of deposit" and which shall be prior to the date fixed as the date of redemption) on which the Corporation shall provide moneys for the payment of the redemption price by depositing the amount thereof for the account of the holders of Preferred Stock entitled thereto with a bank or trust company doing business in the Borough of Manhattan, in the City of New York, and having capital and surplus of at least Five Million Dollars ($5,000,000) pursuant to notice of such election included in the notice of redemption specifying the date on which such deposits will be made, all dividends on the Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price as hereinafter provided and, in the case of such deposits, any conversion or exchange rights not theretofore expired, shall cease and terminate. Such conversion or exchange rights, however, shall cease and terminate upon the date fixed for redemption or upon any earlier date fixed in the resolution or resolutions providing for the issue of Preferred Stock of such series adopted by the Board of Directors as herein provided. After the deposit of such amount with such bank or trust company, the respective holders of record of the Preferred Stock to be redeemed shall be entitled to receive the redemption price at any time upon surrender to such bank or trust company of the certificates for the shares to be redeemed. Any moneys so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of six (6) years after the redemption date, together with any interest thereon which shall be allowed by the bank or trust company with which the deposit shall have been made, shall be paid by such bank or trust company to the Corporation.

      The Corporation shall also have power, at any time or from time to time, to purchase, either at public or private sale or pursuant to any sinking or purchase fund or agreement, the whole or any part of the Preferred Stock or of any series thereof upon the best terms believed reasonably obtainable or provided for in any such sinking or purchase fund or agreement, but in no event at a price in respect of any shares of Preferred Stock greater than the then current redemption price thereof. Any redemption or purchase of Preferred Stock may be effected by payment out of the net profits or surplus of the Corporation or by the application of capital, all to the extent and in the manner at the time permitted by the laws of the State of Delaware, except that no redemption or purchase of less than all the Preferred Stock may be effected by the Corporation at any time when dividends on the Preferred Stock are in arrears.

      Subject to such limitations, if any, as may be provided in the resolution or resolutions providing for the issue of Preferred Stock of any series adopted by the Board of Directors as herein provided, shares of Preferred Stock purchased, redeemed or otherwise acquired by the Corporation (excepting shares of such Stock acquired on the conversion or exchange thereof into or for other shares of the Corporation) (a) shall, upon the filing by the Corporation of a certificate pursuant to the laws of the State of Delaware reducing its capital in respect of such shares, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any series of Preferred Stock and (b) shall, unless and until a certificate with respect thereto is filed as aforesaid, constitute treasury stock; and shares of Preferred Stock acquired on the conversion or exchange thereof into or for other shares of the Corporation shall, after such conversion or exchange, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any Preferred Stock.

      5. Voting Rights. The holders of the Preferred Stock shall have no voting rights of any kind except as required by law and except for such voting rights, if any, full, special or limited, as may be given to shares of any one or more series of Preferred Stock in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors as herein provided.


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                            Division B. Common Stock

      6. Dividends. After dividends upon the Preferred Stock of all series then outstanding shall have been paid, or declared and set apart for payment, as contemplated in paragraph 2 of this Article Fourth, and after payment of any amounts required to be applied or set aside in respect of any sinking or purchase fund for each series of Preferred Stock then outstanding and entitled to the benefit of a sinking or purchase fund shall have been made or provided for, then, and not otherwise, the holders of Common Stock shall be entitled to receive, to the exclusion of holders of Preferred Stock of all series, such dividends as may from time to time be declared by the Board of Directors.

      7. Purchases. Subject to any applicable provisions of paragraph 2 of this Article Fourth or to any limitations provided for in connection with any sinking or purchase fund for any series of the Preferred Stock or with any other terms of such series, the Corporation may at any time or from time to time purchase shares of its Common Stock in any manner now or hereafter permitted by law, publicly or privately, or pursuant to any agreement.

      8. Distribution of Assets. In the event that the Corporation shall be liquidated, dissolved or wound up, after there shall have been paid to or set aside for the holders of the Preferred Stock of all series then outstanding the full preferential amounts to which they are respectively entitled under the provisions of paragraph 3 of this Article Fourth, the holders of the Common Stock shall be entitled to receive pro rata and to the exclusion of the Preferred Stock of all series, all of the remaining assets of the Corporation available for distribution to its stockholders.

      9. Voting Rights. Subject to the voting rights of the Preferred Stock provided for or contemplated in paragraph 5 of this Article Fourth, the holders of shares of Common Stock shall exclusively possess the voting power of the Corporation for all purposes.

      Fifth: The private property of the stockholders of this Corporation shall not be subject to the payment of corporate debts to any extent whatever.

      Sixth: The following provisions are inserted for the management of the business and for the conduct of the affairs of this Corporation and for regulating the powers of this Corporation and its directors and stockholders:

      (1) The number of directors which shall constitute the whole Board shall be such as from time to time shall be fixed by the by-laws, but in no case shall the Board be less than three. No director shall be elected by stockholders except by the vote of a majority of all votes entitled to be cast in such election by all of the outstanding shares of all classes of capital stock of the Corporation. The directors of the Corporation shall be divided into three classes, the number of directors fixed by the by-laws being divided equally so far as possible among the three classes. The term of office of one-third of the directors elected at the 1972 annual meeting of the stockholders shall expire at the annual meeting next ensuing, the term of one-third of the directors shall expire one year thereafter and the term of one-third of the directors shall expire two years thereafter, and at each annual election after the 1972 annual meeting, the directors shall be elected for a full term of three years to succeed those whose terms then expire. In case of any increase in the number of directors, the additional directors shall be distributed among the several classes as nearly equally as is possible. Any such additional directors shall be elected, and (subject to paragraph (2) of this Article Sixth) any vacancies in the Board shall be filled, by the directors or stockholders at the time having voting power as may be prescribed in the by-laws of the Corporation, subject to any applicable provisions of law. The


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            directors need not be stockholders, and the election of directors need not be by written ballot.

      (2) Any director may be removed from office, but only for cause, at a meeting called for the purpose and by the affirmative approval of holders of shares of capital stock of the Corporation entitled to cast at least a majority of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this paragraph (2) of Article Sixth as one class; provided, however, that if the Board of Directors, by vote of two-thirds of all the directors then in office, shall have recommended removal of a director, then stockholders may remove such director from office by the foregoing procedure without cause. If any director shall be removed pursuant to this paragraph (2), then the stockholders of the Corporation may, at the meeting at which such removal is effected, elect his successor.

      (3) The Board of Directors may by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the Corporation, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or resolutions or the by-laws of the Corporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be stated in said by-laws or as may be determined from time to time by resolution adopted by the Board.

      (4) The Board of Directors shall have power to make, amend or repeal the by-laws of the Corporation except as otherwise provided in a by-law adopted by the incorporators or stockholders at the time having voting power; but by-laws so made or amended by the directors may be amended or repealed by such stockholders.

      (5) The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other proper purpose or purposes, and to abolish or add to any such reserve or reserves from time to time as said Board may deem to be in the interests of the Corporation; and said Board shall likewise have power to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared in dividends and paid to the stockholders of the Corporation.

      (6) No holder of stock, or of rights or options to purchase stock, of the Corporation of any class shall, as such, have any preemptive or preferential right of subscription to any shares of stock, or rights or options to purchase stock, of the Corporation of any class, whether now or hereafter authorized, or to any obligations convertible into stock or into rights or options to purchase stock of the Corporation (including any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase any stock of the Corporation), issued or sold, or any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may from time to time determine pursuant to the authority conferred by this Certificate. Shares of stock, rights or options to purchase stock, or obligations convertible into stock or into rights or options to purchase stock, of the Corporation may from time to time be issued and sold to such parties,


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            whether stockholders or others, as the Board of Directors in its discretion may determine.

      (7) A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director or stockholder, is in any way interested in such transaction or contract, provided that at the meeting of the Board of Directors or of a committee thereof having authority in the premises, authorizing or confirming said contract or transaction, the existence of an interest of such director, firm or corporation is disclosed or made known and there shall be present a quorum of the Board of Directors or of directors constituting such committee, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. A general notice spread upon the minutes of the Board of Directors or of any committee thereof that a director is a member of any firm or an officer, director or stockholder of any corporation and is to be regarded as interested in any subsequent transaction with such firm or corporation, shall be a sufficient disclosure under the foregoing provision, and after such general notice it shall not be necessary to give any special notice relating to any particular transaction with such firm or corporation. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such transaction or contract of the Corporation ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is a stockholder, director or officer, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of such committee for the purpose of determining the existence of a quorum. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee thereof (whether or not approved or ratified as hereinbefore provided) which shall be ratified by a majority in interest of a quorum of the stockholders having voting power at any annual meeting or any special meeting called for such purpose, or approved in writing by a majority in interest of the stockholders having voting power without a meeting, shall be as valid and as binding as though ratified by every stockholder of the Corporation.

      (8) The Corporation shall have the power to purchase, hold, sell and transfer shares of its own stock; provided that, except as otherwise permitted by law, it shall not use its funds or property for the purchase of its own shares of stock when such use would cause any impairment of the capital of the Corporation; and provided further that shares of its own stock belonging (a) to the Corporation or (b) to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall neither be entitled to vote nor counted for quorum purposes.

      (9) The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

      (10) The Board of Directors shall have power from time to time to establish in favor of the officers and/or employees of the Corporation and the officers and/or employees of any company which may be a subsidiary of or affiliated with the Corporation (including officers and employees who may be Directors of the Corporation and/or any such subsidiary or affiliated company)


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            any plan of profit sharing or other plan providing for any payment for services rendered to the Corporation or such subsidiary or affiliated company out of or based upon the net profits of the Corporation and/or any such subsidiary or affiliated company.

      (11) Without assent or other action of the stockholders of the Corporation, the Board of Directors may consent to the dissolution or merger or consolidation of any other corporation or corporations or the sale, merger, mortgage, pledge or other disposition of all or any part of the assets of any corporation or corporations, the stock of which corporation or corporations so to be dissolved, merged or consolidated or whose assets are so to be sold, mortgaged, pledged or otherwise disposed of, is owned in whole or in part by the Corporation; provided, however, that without the consent of the holders of a majority in amount of the stock outstanding, the Board of Directors shall not consent to the sale of the stock owned by the Corporation in any corporation which has as a part of its corporate title at the time of such sale the words "Stone & Webster" either alone or in combination with other words, to such an extent as to reduce the stock owned by the Corporation in such corporation below the voting control thereof; and provided further, that without such consent the Board of Directors shall not consent to any merger or dissolution or other corporate transaction the effect of which would be to release from the control of the Corporation any corporation which has in its corporate title at the time the words "Stone & Webster" either alone or in combination with other words.

      (12) Except as otherwise provided in the by-laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware, and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors.

      (13) Any action required to be taken, or which may be taken, by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

      (14) The Corporation shall indemnify each director, officer, employee and agent of the Corporation, his heirs, executors, administrators and all other persons whom the Corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware, to the fullest extent permitted by law, (a) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), or in connection with any appeal therein, or otherwise, and (b) against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the Corporation, or in connection with any appeal therein, or otherwise; and no provision hereof is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law of the State of Delaware upon the Corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect.

      (15) Without limiting the generality of the foregoing, no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph 15 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

      Seventh: A. Except as otherwise expressly provided in paragraph D of this Article Seventh, and notwithstanding the provisions of paragraphs (7) and (11) of Article Sixth:

      (1) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any other corporation;

      (2) any sale, lease, exchange or other disposition of all or any substantial part of the assets of the Corporation or any subsidiary of the Corporation to or with any other corporation, person or other entity;

      (3) any issuance or transfer by the Corporation or any subsidiary of the Corporation of any of its securities to any other corporation, person or other entity in exchange for assets or securities or a combination thereof (except assets or securities or a combination thereof so acquired in a single transaction or a series of related transactions having an aggregate fair market value of less than $3,000,000 and except for any exchange offer made pro rata to all of the holders of any class or classes of securities of the Corporation or any subsidiary of the Corporation or to all holders of less than a specified amount of any such class or classes of securities);

      (4) any issuance or transfer by the Corporation or any subsidiary of the Corporation of any of its securities to any other corporation, person or other entity for cash (except pursuant to an offer or distribution made pro rata to all of the holders of any class or classes of securities of the Corporation or any subsidiary of the Corporation); or

      (5) any loan, sale of any asset upon deferred payment terms, or other extension of credit, by the Corporation or any subsidiary of the Corporation to, or any other payment by the Corporation or any subsidiary of the Corporation not made in the ordinary course of its business to, any other corporation, person or other entity, or any purchase from any other corporation, person or other entity by the Corporation or any subsidiary of the Corporation of securities issued by such other corporation, person or other entity;

either directly or indirectly, shall not be effected by the Corporation, or approved by the Corporation as the stockholder of any subsidiary of the Corporation, unless authorized by the affirmative approval of holders of shares of capital stock of the Corporation entitled to cast at least two-thirds of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this Article Seventh as one class, if, at the time of the stockholder vote on any such transaction or immediately prior to the consummation of any such transaction, such other corporation, person or other entity is the beneficial owner, directly or indirectly, of either 5% or more of the outstanding shares of Common Stock of the Corporation or of shares of capital stock of the Corporation entitled to cast 5% or more of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this Article Seventh as one class (any such other corporation, person or other entity being hereinafter referred to as a "5% Holder"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange.

      B. Except as otherwise expressly provided in paragraphs C and D of this Article Seventh, and notwithstanding the provisions of paragraph (7) of Article Sixth, none of the following transactions (hereinafter called "Second Step Transactions"), namely:

      (1) any merger or consolidation of the Corporation with or into any person, corporation, or other entity, which is the beneficial owner, directly or indirectly, of either 10% or more of the outstanding shares of Common Stock of the Corporation or of shares of capital stock of the Corporation entitled to cast 10% or more of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for this purpose as one class (hereinafter called a "10% Holder");

      (2) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with a 10% Holder;

      (3) any issuance or transfer by the Corporation or any subsidiary of the Corporation of any shares of any class of stock of the Corporation, shares of which are owned by a 10% Holder (each such class being hereinafter called a "Protected Class") to any 10% Holder, with or without consideration, except for any distribution of shares of such Class made pro rata to all of the holders of shares of such Class; or

      (4) any other transaction or series of transactions which has the effect of eliminating or diluting the voting rights, preferences, or relative participating, optional, or other special rights of the shares of a Protected Class, directly or indirectly (by issuance of shares of the Protected Class, shares of any other class having rights or preferences either prior or equal to those of the Protected Class (other than shares of a non-voting, non-participating, non- convertible class or series of stock)), reclassification of outstanding shares, or otherwise);

shall be effected, either directly or indirectly, by the Corporation, or approved by the Corporation as the stockholder of any subsidiary of the Corporation, unless authorized by the affirmative approval of holders of both:

            (x) shares of capital stock of the Corporation entitled to cast at least 80% of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for this purpose as one class; and

            (y) shares of the capital stock of the Corporation (excluding shares beneficially owned by a 10% Holder) entitled to cast at least a majority of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation (excluding shares beneficially owned by a 10% Holder), considered for this purpose as one class.

Such affirmative vote shall (i) be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange and (ii) be effective only if taken following distribution to all Stockholders entitled to vote of a proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, relating to the Second Step Transaction and containing an opinion by an independent investment banking firm with respect to the fairness of the Second Step Transaction to the Stockholders (other than any 10% Holder).

      C. The provisions of paragraph B of this Article Seventh shall not apply to any Second Step Transaction, and such Second Step Transaction shall require only such affirmative vote as is required by law or by any other provision of this Restated Certificate of Incorporation, if all of the following conditions are met with respect to all shares of stock of each Protected Class (other than those beneficially owned by any 10% Holder), namely:

      (1) The consideration to be received by holders of stock of the Protected Class shall be in cash or in the same form as the 10% Holder has previously paid for shares of such Protected Class. If the 10% Holder has paid for shares of such stock with varying types of consideration, the consideration to be received by holders of stock of such Protected Class shall be either cash or the form used to acquire the largest number of shares of such Class previously acquired by the 10% Holder.

      (2) Such Second Step Transaction shall involve, or be accompanied by an offer for, the acquisition of all outstanding shares of the Protected Class (other than those beneficially owned by any 10% Holder) for a consideration having a Fair Market Value, as defined in subparagraph (3) below, as of the date of the consummation of the Second Step Transaction at least equal to the higher of:

            (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the 10% Holder for any share of stock of such Protected Class previously acquired by it; and

            (b) a price per share equal to the Fair Market Value per share of stock of such Protected Class on the date of the first public disclosure of the proposed Second Step Transaction (hereinafter called the "Announcement Date") multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                  fees) paid by the 10% Holder for any shares of stock of such Protected Class acquired by it in the transaction or transactions by which it became a 10% Holder, to (2) the lower of the Fair Market Value per share of stock of such Protected Class immediately prior to the first public disclosure of such transaction(s), or the commencement of such transaction(s).

A Second Step Transaction which would not otherwise involve any acquisition of shares of the Protected Class shall be accompanied by a purchase of all such shares (other than those beneficially owned by any 10% Holder) complying with the requirements of this paragraph C in order to be entitled to the exception provided by this paragraph C.

      (3) The term "Fair Market Value" as used in this paragraph C means: (i) in the case of cash, the dollar amount thereof; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange- Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30- day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors of the Corporation in good faith; (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by the Board of Directors of the Corporation; and (iv) in any Second Step Transaction in which the Corporation survives, the consideration received by stockholders shall include the shares of any class retained by the holders of such shares.

      (4) After such 10% Holder has become a 10% Holder and prior to the consummation of such Second Step Transaction, except as approved by the Board of Directors of the Corporation (which approval shall be effective only if given by a vote of two-thirds of all of the Directors of the Corporation then in office, and only if, subsequent to the time said 10% Holder became such, no person shall have been elected by stockholders as a director of the Corporation in opposition to the recommendation of management of the Corporation for whose election any shares beneficially owned by such 10% Holder were voted):

            (a) there shall have been no reduction in the annual rate of dividends on shares of such Protected Class in effect at the time the 10% Holder became such and there shall have been no failure to declare or pay dividends on such shares on the regular declaration and payment dates;

            (b) such 10% Holder shall not have become the beneficial owner of any additional shares of such Protected Class at a price lower than that required under subparagraph (2) above, except as part of the transaction(s) which resulted in such 10% Holder becoming such; and

            (c) after such 10% Holder has become such, it shall not have received the benefit, directly or indirectly (except as a stockholder, pro rata with other stockholders), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Second Step Transaction, or otherwise.

None of the provisions of this paragraph C or any other paragraph of this Article Seventh shall be deemed to relieve any 5% or 10% Holder of any fiduciary or other obligations imposed by law.

      D. The provisions of this Article Seventh shall not apply to any transaction (i) with a corporate 5% or 10% Holder if shares of capital stock of such corporate 5% or 10% Holder entitled to cast at least a majority of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of such corporate 5% or 10% Holder, considered for this purpose as one class, are owned beneficially by the Corporation and/or one or more of the subsidiaries of the Corporation; (ii) with any pension or savings plan fund or other program for the benefit of employees of the Corporation or any subsidiary of the Corporation; or
(iii) with a 5% Holder to which paragraph A of this Article Seventh is applicable, if the Board of Directors of the Corporation shall by resolution have approved, by vote of two-thirds of all of the directors of the Corporation then in office, such transaction at any time prior to the consummation thereof if subsequent to the time said 5% Holder became a 5% Holder no person shall have been elected by stockholders as a director of the Corporation in opposition to the recommendation of management of the Corporation for whose election any shares beneficially owned by said 5% Holder were voted.

      E. For the purposes of this Article Seventh, a corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (i) which it has the right to vote or to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or other entity (x) with which it or any of its "affiliates" or "associates" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation or (y) which is its "affiliate" or "associate" or (iii) which have been disposed of within one year of the consummation of the Second Step Transaction involved. For the purposes of this Article Seventh, (1) the outstanding shares of any class of capital stock of the Corporation shall include shares deemed owned through the application of clauses (i) and (ii) of this paragraph E but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, (2) an "affiliate" of, or a person "affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified, and (3) the term "associate" used to indicate a relationship with any person, means (i) any corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its affiliates.

      F. The Board of Directors of the Corporation, when evaluating any merger, reorganization, tender offer or other similar proposal, shall in connection with the exercise of its judgment as to what is in the best interest of the Corporation and its stockholders, give due consideration to the following:

            (1) the consideration to be received by the Corporation or its stockholders in connection with such transaction in relation not only to the then- current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part through orderly liquidation, the value of the Corporation as an independent entity, the premiums over market price for the securities of other corporations in similar transactions and current political, economic and other factors bearing on securities prices and the Corporation's financial condition;

            (2) the character, integrity and business philosophy of the other party or parties to the transactions and the management of such party or parties;

            (3) the business and financial conditions and earnings prospects of the other party or parties to the transactions, including, but not limited to, debt service and other existing or likely financial obligations of such party or parties, the intention of the other party or parties to the transaction regarding the use of the assets of the Corporation to finance the acquisition and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located;

            (4) the projected social, legal and economic effects of the proposed action or transaction upon the Corporation or its subsidiaries, its employees, suppliers, customers and others in similar relationships with the Corporation, and upon the communities in which the Corporation and its subsidiaries do business;

            (5) the general desirability of the continuance of the Corporation as an independent entity;

            (6)   the impact on the national interest, where applicable; and

            (7)   such other factors as the Directors may deem relevant.

      G. The Board of Directors of the Corporation shall have full power and authority to interpret, construe and apply the provisions of this Article Seventh, including, without limiting the generality of the foregoing, to determine for the purposes of this Article Seventh, on the basis of information then known to it, whether (i) any corporation, person or other entity is a 5% or 10% Holder, including all determinations to be made under paragraph E of this Article Seventh, and in making such determinations shall be entitled, in the absence of evidence to the contrary (which neither it nor the management of the Corporation shall be under any duty to obtain by investigation or otherwise) to rely upon the report of any officer or transfer agent as to the ownership indicated by the stock record books of the Corporation and to assume in the absence of evidence to the contrary (which neither it nor the management of the corporation shall be under any duty to obtain by investigation or otherwise) the absence of any beneficial ownership arising by virtue of the provisions of paragraph E of this Article Seventh, (ii) any proposed sale, lease, exchange or other disposition of part of the assets of the Corporation or any subsidiary of the Corporation involves a substantial part of the assets of the Corporation or such subsidiary, and (iii) assets or securities, or a combination thereof, to be acquired in exchange for securities of the Corporation or any subsidiary of the Corporation, have an aggregate fair market value of less than $3,000,000 and whether the same are proposed to be acquired in a single transaction or a series of related transactions, and (iv) any payment to a 5% or 10% Holder is in the ordinary course of business. Any such interpretation, construction, application or determination by the Board shall be conclusive and binding for all purposes of this Article Seventh.

      Eighth: A. In addition to any other requirements for amendments to this Certificate, no amendment to this Certificate shall amend, alter, change or repeal any of the provisions of paragraph (1), (2) or (13) of Article Sixth or this first paragraph of Article Eighth, unless the amendment effecting such amendment, alteration, change or repeal shall have received the affirmative approval of holders of shares of capital stock of the Corporation entitled to cast at least two-thirds of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this first paragraph of Article Eighth as one class; provided that only the affirmative approval of holders of shares of capital stock of the Corporation entitled to cast at least a majority of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this first paragraph of Article Eighth as one class, shall be required if such amendment is approved by resolution adopted by a vote of two-thirds of all the directors of the Corporation at the time in office.

      B. In addition to any other requirements for amendments to this Certificate, no amendment to this Certificate shall amend, alter, change or repeal any of the provisions of paragraph A, or paragraphs D, E or G insofar as applicable to transactions specified in said paragraph A, of Article Seventh or this second paragraph of Article Eighth, unless,

            (1) if one or more 5% Holders is in existence, the amendment effecting such amendment, alteration, change or repeal shall have received the affirmative approval of holders of shares of capital stock of the Corporation entitled to cast at least two-thirds of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this second paragraph of Article Eighth as one class; provided that only the affirmative approval of holders of shares of capital stock of the Corporation entitled to cast at least a majority of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this second paragraph of Article Eighth as one class, shall be required if such amendment is approved by resolution adopted by a vote of two-thirds of all the directors of the Corporation at the time in office and if no person shall have been elected by stockholders, subsequent to the time such 5% Holder(s) became 5% Holder(s), as a director of the Corporation in opposition to the recommendation of management of the Corporation for whose election any shares beneficially owned by any such 5% Holder was voted;

            (2) if no 5% Holder is in existence, the amendment effecting such amendment, alteration, change or repeal shall have received the affirmative approval of holders of shares of capital stock of the Corporation entitled to cast at least two- thirds of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this second paragraph of Article Eighth as one class; provided that only the affirmative approval of holders of shares of capital stock of the Corporation entitled to cast at least a majority of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of the Corporation, considered for the purposes of this second paragraph of Article

                  Eighth as one class, shall be required if such amendment is approved by resolution adopted by a vote of two-thirds of all the directors of the Corporation at the time in office.

For the purposes of this second paragraph of Article Eighth (i) any pension or savings plan fund or other program for the benefit of employees of the Corporation or any subsidiary of the Corporation, or (ii) any corporation if shares of capital stock of such corporation entitled to cast at least a majority of the votes at the time entitled to be cast generally in the election of directors by all of the outstanding shares of all classes of capital stock of such corporation, considered for the purpose as one class, are owned beneficially by the Corporation and/or one or more of the subsidiaries of the Corporation, shall not be considered a 5% Holder regardless of the number of shares of capital stock of the Corporation it holds.

      C. In addition to any other requirements for amendments to this Certificate, no amendment to this Certificate shall amend, alter, change or repeal any of the provisions of paragraphs B or C, or paragraphs D, E or G insofar as applicable to transactions specified in said paragraphs B and C, of Article Seventh or this paragraph C of Article Eighth, unless, (1) if one or more 10% Holders is in existence, the amendment effecting such amendment, alteration, change or repeal shall have been approved by the vote specified in clauses (x) and (y) of paragraph B of Article Seventh; or (2) if no 10% Holder is in existence, the amendment effecting such amendment, alteration, change or repeal shall have been approved by such vote as is then required under the Delaware General Corporation Law. For the purposes of this paragraph C of Article Eighth, none of the entities described in clauses (i) and (ii) of paragraph B above shall be considered a 10% Holder regardless of the number of shares of capital stock of the Corporation it holds.

      Ninth: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders hereunder are granted subject to this provision.

                           CERTIFICATE OF DESIGNATION

                                       of

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                         STONE & WEBSTER, INCORPORATED

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

                        -------------------------------

            Stone & Webster, Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on August 15, 1996:

            "RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, without par value, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Certificate of Incorporation of the Corporation, which are applicable to the Preferred Stock of all classes and series), as set forth in the Certificate of Designation comprising Annex A hereto," which Annex A reads in its entirety as follows:

            Series A Junior Participating Preferred Stock:

            Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 400,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

            Section 2. Dividends and Distributions.

            (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $1 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1-per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

            (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

            Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

            (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            Section 4. Certain Restrictions.

            (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other
            distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for
            consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
      (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

            Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

            Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation s`all at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

            Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

            Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

            IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President this 12th day of September, 1996.


                                        /s/ H. Kerner Smith
                                        -------------------------------
                                        President and Chief
                                        Executive Officer
                                        H. Kerner Smith

Attest:


      /s/ Peter F. Durning
      -----------------------------
      Secretary
      Peter F. Durning


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